SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004
                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                  March 6, 2007


                         The Estee Lauder Companies Inc.
             (Exact name of registrant as specified in its charter)


         Delaware                                         11-2408943
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)


767 Fifth Avenue, New York, New York                        10153
(Address of principal executive offices)                  (Zip Code)


                         Commission File Number: 1-14064


                                  212-572-4200
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)



     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement.

Overnight Share Repurchase Agreement
------------------------------------

         On March 6, 2007, The Estee Lauder Companies Inc. ("the Company") entered into an "overnight share repurchase" agreement (the "Agreement") with Bank of America, N.A. ("Bank of America") to repurchase from Bank of America approximately $750 million of its outstanding shares of the Company's class A common stock (the "Class A Common Stock"). The accelerated repurchase is part of the Company's share repurchase program, which was last increased by 20 million shares, and previously disclosed in the Company's Current Report on Form 8-K, filed on February 15, 2007.

         Under the Agreement, the Company expects to purchase during the week ending March 9, 2007 approximately 16 million shares of its Class A Common Stock at a cost of approximately $750 million from Bank of America. The exact purchase price per share and number of shares to be delivered by Bank of America initially to the Company shall be fixed in accordance with the Agreement. It is expected that Bank of America will purchase an equivalent number of shares that it initially delivers to the Company over a period of the next several months. At the end of that period, the Company may receive from, or may be required to pay, Bank of America a settlement amount to be determined based on the volume weighted average price for the shares of Class A Common Stock during the period of Bank of America's purchases. Such payments received by the Company shall be settled in additional shares of Class A Common Stock. Such payments made by the Company may, at the Company's option, be settled in shares of Class A Common Stock or cash. The Company's obligation to pay in respect of two thirds of the initial shares delivered is subject to a cap. All of the shares repurchased under the Agreement will be placed into treasury.

         In the ordinary course of its businesses, Bank of America or its affiliates have or may have various relationships with the Company and its subsidiaries involving the provision of a variety of financial services, including cash management, commercial banking, investment banking, advisory or other financial services, for which they received, or will receive, customary fees and expenses. In addition, the Company and its subsidiaries may have entered into interest rate and foreign exchange derivative arrangements with Bank of America or its affiliates.

         The forward-looking statements in this current report, including those containing the words "may", "expect" or similar expressions, are based on the Company's current understandings. Actual actions, timing and results may differ materially from those forward-looking statements due to a number of factors, including the Company's future operating results and financial condition (see the "Forward-Looking Information" section of the Company's quarterly report on Form 10-Q for the quarter ended December 31, 2006 for additional factors that could affect operating results and financial condition) and changes in the public equity and debt markets that could affect the terms upon which the overnight share repurchase is settled.



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$400 Million Revolving Credit Agreement
---------------------------------------

            On March 6, 2007, the Company entered into a credit agreement (the "Agreement") by and among the Company, Estee Lauder Inc., a direct wholly-owned subsidiary of the Company, the Eligible Subsidiaries of the Company, as defined therein (the "Eligible Subsidiaries"), the lenders listed therein (the "Lenders"), JPMorgan Chase Bank, N.A., as administrative agent ("JPMCB"), Bank of America N.A., as syndication agent, Citibank, N.A., as documentation agent and Citigroup Global Markets Inc. and JPMCB, as joint bookrunners.

            The Facility (as defined below) created by the Agreement is intended to supplement the Company's existing, and unused, $600 million revolving credit facility.

            The Agreement provides for a 364-day revolving credit facility (the "Facility") to the Company and the Eligible Subsidiaries (collectively, the "Borrowers"), in the amount of $400,000,000, of which the entire amount is currently undrawn and available. The proceeds of the loans made under the Agreement will be used by each Borrower to provide credit support for such Borrower's commercial paper program, to fund the Company's share repurchase program and for general corporate purposes in the ordinary course of business of the Company and its subsidiaries, as shall be determined by the Company from time to time. The Facility commenced on March 6, 2007 and expires by its terms on March 4, 2008.

            Estee Lauder Inc. will act as Guarantor with respect to the obligations of the Borrowers under the Agreement and the Company will act as Guarantor with respect to the obligations of the Borrowers under the Agreement, other than itself, each pursuant to the terms set forth in the Agreement.

            Interest and fees payable under the Agreement shall be determined pursuant to the terms set forth in the Agreement.

            The Agreement also contains certain affirmative, negative and financial covenants customary for facilities of this type, including, furnishing to Lenders periodic financial information of the Company and all reports, proxy statements and registration statements filed with the Securities and Exchange Commission; paying and discharging, at or before maturity, material obligations and liabilities; maintenance of corporate existence and ability to do business; limitations on ability to consolidate, merge or sell, lease or otherwise transfer all or substantially all assets; limitations on the incurrence of liens; limitations on the incurrence of debt by subsidiaries of the Company; and limitations on transactions with affiliates.

            The Agreement also contains certain events of default customary for facilities of this type (with customary grace periods), including nonpayment of principal, interest, fees or other amounts when due; material inaccuracies of representations and warranties; violations of covenants; the occurrence of certain bankruptcy events; certain ERISA events; material judgments; changes of control; or the invalidity of the guaranty provided by the Guarantors. Upon the occurrence of an event of default, any outstanding loans under the Agreement may be accelerated and/or the Lenders' commitments may be terminated; provided


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however, that upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the Agreement will automatically become immediately due and payable, and the Lenders' commitments will automatically terminate.

         In the ordinary course of their respective businesses, one or more of the Lenders, or their affiliates, have or may have various relationships with the Company and its subsidiaries involving the provision of a variety of financial services, including cash management, commercial banking, investment banking, advisory or other financial services, for which they received, or will receive, customary fees and expenses. In addition, the Company and its subsidiaries may have entered into interest rate and foreign exchange derivative arrangements with one or more Lenders, or their affiliates.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

         The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

         On March 6, 2007, the Company issued a press release relating to its Analyst and Investor Day to discuss the Company's current business and recent progress, key growth opportunities, and the outlook for the next three fiscal years. A copy of the press release is attached hereto as Exhibit 99.1, and incorporated herein by reference.

         The information in this Current Report on Form 8-K under this Item 7.01, including the attached exhibit, is being furnished to the Securities and Exchange Commission, shall not be deemed to be "filed" for the purposes of
Section 18 of the Securities Act of 1934 or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by a specific reference in such filing.


Item 9.01   Financial Statements and Exhibits

(d)         Exhibits

            99.1 Press Release issued by the Company, dated March 6, 2007, relating to the Analyst and Investor Day.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                             THE ESTEE LAUDER COMPANIES INC.



Date:  March 6, 2007                         By:  /s/ Richard W. Kunes
                                                 -----------------------------
                                                 Richard W. Kunes
                                                 Executive Vice President
                                                 and Chief Financial Officer




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Exhibit No.    Description
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   99.1     Press Release issued by the Company, dated March 6, 2007, relating to the Analyst and Investor Day.
















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